Exhibit 2

Transactions in the Securities of the Issuer During the Past 60 Days1

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

Alpha Structured Finance LP

Purchase of Common Stock	3,411	5.15[2]	03/09/2026
Purchase of Common Stock	4,479	5.00[3]	03/10/2026
Purchase of Common Stock	4,000	3.09[4]	03/13/2026
Purchase of Common Stock	3,110	2.37[5]	03/17/2026
Sale of Common Stock	(5,000)	3.30[6]	03/18/2026
Purchase of Common Stock	20,000	1.46[7]	03/20/2026
Purchase of Common Stock	5,000	1.1209[8]	03/23/2026
Purchase of Common Stock	5,000	1.1110[9]	03/24/2026
Purchase of Common Stock	14,597	0.9796[10]	03/26/2026
Purchase of Common Stock	12,000	1.0619[11]	03/27/2026
Purchase of Common Stock	10,000	1.0680[12]	03/31/2026
Purchase of Common Stock	23,403	1.0359[13]	04/01/2026
Purchase of Common Stock	20,000	1.0938[14]	04/07/2026

Ault Lending, LLC

Sale of Common Stock	(2,056)	8.98	02/27/2026
Purchase of Common Stock	447	7.53[15]	03/02/2026
Sale of Common Stock	(10,500)	8.79	03/05/2026
Warrant Exercise	72,329	N/A	03/06/2026
Sale of Common Stock	(10,524)	7.30[16]	03/06/2026
Sale of Common Stock	(234)	6.07[17]	03/06/2026
Purchase of Common Stock	2,900	5.93[18]	03/06/2026
Purchase of Common Stock	6,680	5.88	03/06/2026
Sale of Common Stock	(2,916)	4.95	03/09/2026
Sale of Common Stock	(1,000)	5.07	03/10/2026
Purchase of Common Stock	210	5.09[19]	03/10/2026
Sale of Common Stock	(3,322)	5.19[20]	03/11/2026
Sale of Common Stock	(10,387)	5.13	03/11/2026
Sale of Common Stock	(68,628)	4.18[21]	03/12/2026
Purchase of Common Stock	3,300	4.65[22]	03/12/2026
Warrant Exercise	75,000	N/A	03/13/2026
Sale of Common Stock	(51,998)	2.71	03/13/2026
Sale of Common Stock	(62,500)	2.18	03/16/2026
Warrant Exercise	62,500	N/A	03/17/2026
Sale of Common Stock	(85,000)	2.20[23]	03/17/2026
Warrant Exercise	285,000	N/A	03/18/2026
Sale of Common Stock	(200,000)	2.69[24]	03/18/2026
Sale of Common Stock	(800)	2.61[25]	03/18/2026
Warrant Exercise	130,000	N/A	03/19/2026
Sale of Common Stock	(37,112)	2.12	03/19/2026
Purchase of Common Stock	1,000	1.47	03/19/2026
Sale of Common Stock	(11,000)	2.05	03/20/2026
Purchase of Common Stock	5,000	1.1326	03/23/2026
Purchase of Common Stock	5,186	1.1367[26]	03/24/2026
Sale of Common Stock	(33,351)	1.2211	03/25/2026
Purchase of Common Stock	500	1.1080[27]	03/25/2026
Purchase of Common Stock	51,195	1.0070	03/26/2026
Purchase of Common Stock	82,898	0.9979	03/27/2026
Sale of Common Stock	(35,000)	1.1317	03/30/2026
Purchase of Common Stock	25,000	1.0514	03/30/2026
Purchase of Common Stock	200	1.0200	03/30/2026
Purchase of Common Stock	8,820	1.0677	04/02/2026
Purchase of Common Stock	50,000	1.0291	04/07/2026
Purchase of Common Stock	149,147	1.1613[28]	04/08/2026
Purchase of Common Stock	200,000	1.2191	04/09/2026
Purchase of Common Stock	71,275	1.3933	04/10/2026
Sale of Common Stock	(13,538)	1.4625	04/10/2026
Sale of Common Stock	(4,200)	1.4469[29]	04/10/2026
Purchase of Common Stock	20,100	1.5846	04/13/2026
Purchase of Common Stock	78,010	1.6046	04/14/2026
Purchase of Common Stock	74,030	1.5874	04/15/2026

Milton C. Ault III

Purchase of Common Stock	2,689	5.00[30]	03/09/2026
Purchase of Common Stock	1,248	5.00	03/10/2026
Sale of Common Stock	(2,146)	5.10[31]	03/11/2026
Sale of Common Stock	(4,377)	4.00	03/12/2026
Purchase of Common Stock	(4,000)	4.00	03/12/2026
Purchase of Common Stock	3,577	2.80[32]	03/13/2026
Sale of Common Stock	(201)	2.00	03/17/2026
Purchase of Common Stock	3,901	2.50	03/17/2026
Purchase of Common Stock	2,000	2.00	03/18/2026
Sale of Common Stock	(8,773)	2.61[33]	03/18/2026
Purchase of Common Stock	7,001	1.50	03/19/2026
Purchase of Common Stock	4,001	1.50	03/20/2026
Purchase of Common Stock	4,500	1.09[34]	03/24/2026
Purchase of Common Stock	1,000	1.11[35]	03/25/2026
Purchase of Common Stock	12,500	0.98[36]	03/26/2026
Purchase of Common Stock	5,400	1.03[37]	03/27/2026
Purchase of Common Stock	2,400	1.05[38]	03/30/2026
Sale of Common Stock	(3,300)	1.11[39]	03/30/2026
Purchase of Common Stock	1,000	1.04	03/31/2026
Purchase of Common Stock	4,000	1.03[40]	04/01/2026
Purchase of Common Stock	2,000	1.12	04/02/2026
Purchase of Common Stock	2,500	0.99[41]	04/07/2026
Sale of Common Stock	(1,000)	1.14[42]	04/08/2026
Sale of Common Stock	(4,100)	1.20[43]	04/09/2026
Sale of Common Stock	(2,900)	1.42[44]	04/10/2026
Sale of Common Stock	(7,000)	1.59[45]	04/13/2026

1 All share numbers and prices have been adjusted for the 50-for-1 reverse stock split effected by the Issuer on March 23, 2026.

2 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $5.15. The range of purchase prices on the transaction date was $5.00 to $5.25 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

3 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $5.00. The range of purchase prices on the transaction date was $4.85 to $5.135 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

4 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $3.09. The range of purchase prices on the transaction date was $3.005 to $3.18 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

5 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $2.37. The range of sale prices on the transaction date was $2.325 to $2.405 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

6 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $3.30. The range of purchase prices on the transaction date was $3.00 to $3.42 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

7 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.46. The range of purchase prices on the transaction date was $1.36 to $1.50 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

8 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.1209. The range of purchase prices on the transaction date was $1.1110 to $1.1211 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

9 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.1110. The range of purchase prices on the transaction date was $1.1110 to $1.1111 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

10 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.9796. The range of purchase prices on the transaction date was $0.9389 to $1.0202 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

11 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.0619. The range of purchase prices on the transaction date was $1.0504 to $1.0908 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

12 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.0680. The range of purchase prices on the transaction date was $1.0595 to $1.0706 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

13 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.0359. The range of purchase prices on the transaction date was $1.0100 to $1.0403 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

14 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.0938. The range of purchase prices on the transaction date was $1.0402 to $1.1210 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

15 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $7.53. The range of purchase prices on the transaction date was $7.40 to $7.75 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

16 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $7.30. The range of purchase prices on the transaction date was $5.58 to $8.29 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

17 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $6.07. The range of sale prices on the transaction date was $6.00 to $6.20 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

18 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $5.93. The range of purchase prices on the transaction date was $5.60 to $6.25 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

19 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $5.09. The range of purchase prices on the transaction date was $4.85 to $5.25 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

20 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $5.19. The range of sale prices on the transaction date was $5.15 to $5.35 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

21 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $4.18. The range of sale prices on the transaction date was $3.66 to $5.355 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

22 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $4.65. The range of purchase prices on the transaction date was $4.50 to $4.75 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

23 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $2.20. The range of sale prices on the transaction date was $1.835 to $2.29 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

24 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $2.69. The range of sale prices on the transaction date was $2.17 to $3.005 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

25 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $2.61. The range of sale prices on the transaction date was $2.55 to $2.80 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

26 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.1367. The range of purchase prices on the transaction date was $1.1316 to $1.2748 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

27 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.1080. The range of purchase prices on the transaction date was $1.100 to $1.1100 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

28 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.1613. The range of purchase prices on the transaction date was $1.1220 to $1.1676 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

29 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $1.1613. The range of sale prices on the transaction date was $1.43 to $1.45 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

30 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $5.00. The range of purchase prices on the transaction date was $4.50 to $5.00 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

31 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $5.10. The range of sale prices on the transaction date was $5.00 to $5.50 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

32 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $2.80. The range of purchase prices on the transaction date was $2.50 to $3.00 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

33 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $2.61. The range of sale prices on the transaction date was $2.50 to $3.00 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

34 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.09. The range of purchase prices on the transaction date was $1.05 to $1.13 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

35 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.11. The range of purchase prices on the transaction date was $1.09 to $1.12 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

36 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.98. The range of purchase prices on the transaction date was $0.93 to $1.02 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

37 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.03. The range of purchase prices on the transaction date was $1.00 to $1.06 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

38 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.05. The range of purchase prices on the transaction date was $0.99 to $1.08 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

39 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $1.11. The range of sale prices on the transaction date was $1.10 to $1.14 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

40 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.03. The range of purchase prices on the transaction date was $1.00 to $1.06 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

41 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.99. The range of purchase prices on the transaction date was $0.96 to $1.03 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

42 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $1.14. The range of sale prices on the transaction date was $1.14 to $1.15 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

43 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $1.20. The range of sale prices on the transaction date was $1.15 to $1.22 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

44 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $1.42. The range of sale prices on the transaction date was $1.39 to $1.48 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

45 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $1.59. The range of sale prices on the transaction date was $1.55 to $1.64 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.